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                  [TESTA, HURWITZ & THIBEAULT, LLP LETTERHEAD]


                                                                  July 15, 2004

Phase Forward Incorporated
880 Winter Street
Waltham, Massachusetts 02451

            Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

            We are acting as counsel for Phase Forward Incorporated, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of (i) a Registration Statement on Form S-1, Registration No. 333-113594, as amended (the "Initial Registration Statement"), and (ii) a second Registration Statement on Form S-1 to be filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "462(b) Registration Statement," and together with the Initial Registration Statement, the "Registration Statement"). This opinion is being rendered to you in connection with the filing of the 462(b) Registration Statement, pursuant to which the Company is registering 287,500 of its shares (the "Shares") of common stock $.01 par value per share.

            We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion, and based thereupon we are of the opinion that the Shares, when issued and paid for in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters" which has been incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                        Very truly yours,


                                        /s/ TESTA, HURWITZ & THIBEAULT, LLP